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                                                                  Exhibit 23.1


                       CONSENT OF PRICE WATERHOUSE LLP


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Watson Pharmaceuticals, Inc. (the "Company") of our report dated February 5, 1996, except as to Note 11, which is as of March 4, 1996 appearing on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.




Price Waterhouse LLP
Costa Mesa, California
January 31, 1997